EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2009 First Quarter Financial Results

ELGIN, Ill., May 5, 2009 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the first fiscal quarter of 2009, which ended March 28, 2009.

 First quarter highlights include:

 * Sales increased 3%, to $23.8 million, compared to $23.0 million in the first quarter of fiscal 2008.

 * Total branch count increased by 4 during the quarter, bringing the total to 58, compared to 54 at the end of 2008.

 * Same-branch sales growth was 2%, measured for the 54 branches that were in operation throughout both the first fiscal quarters of 2009 and 2008.

 * Average sales per working day was approximately $395,000, compared to $390,000 in the first quarter of fiscal 2008.

 * Pro forma(1) EPS (basic and diluted) increased to $0.01 compared to
   $(0.48) in the first quarter of fiscal 2008.

    The first quarter of fiscal 2009 continued to be impacted by the decrease in the cost of solvent which led to a further reduction in the value of our solvent inventories held for use in the
    Company's service programs. The impact of this inventory valuation for the first quarter was $0.9 million of additional cost of sales or $0.05 EPS. During the first quarter of fiscal 2008, the Company completed its initial public offering of common stock (IPO). The first quarter of fiscal 2008 pro forma loss included a charge of
    $0.55 to EPS for non-cash compensation expense and deferred income taxes recorded upon our conversion from an LLC to a "C"
    corporation.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc. commented, "We are paving the way for future growth while fighting the immediate challenge presented by the recession. In addition to the new branches that commenced operation during the quarter, our customer count grew from 36,000 at the end of 2007 to more than 39,000 at the end of the first quarter 2009. However, many of our customers have reduced their level of activity, resulting in less waste generation and reduced revenue per account. We have yet to see a clear sign of recovery or bottoming of this revenue trend and it is possible that in future quarters of 2009, we could report modest revenue declines versus year-ago quarters. We believe the Company will be well positioned to resume its sales growth when our customers resume their historic levels of activity."

Mr. Greg Ray, CFO and VP of Business Management, stated, "Our financial performance for the first quarter of 2009 was adversely impacted by slow growth, and by the further revaluation of our solvent inventory. However, absent any further volatility in crude oil and solvent prices, we believe that we have now made the necessary inventory adjustments. We have a strong balance sheet, with no debt and cash generation in the first quarter of fiscal 2009 provided for a positive cash balance."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the current recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 and our other SEC filings. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 58 branches serving over 39,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available athttp://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on May 6, 2009 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results.

Interested parties can listen to the audio webcast available through our company website, www.crystal-clean.com/investor/, and can participate in the call by dialing (719) 325-4757.

(1) Pro forma EPS and pro forma net loss are calculated as if we had been a 'C' corporation for the full fiscal quarter 2008.

 Financial Statements

                     Heritage-Crystal Clean, Inc.
                     Consolidated Balance Sheets
          (In Thousands, Except Share and Par Value Amounts)
                              (Unaudited)

                                                     March 28,  Jan 3,
                                                        2009     2009
                                                      -------  -------
 ASSETS

 Current Assets:
  Cash and cash equivalents                           $ 2,231  $   327
  Receivables:
   Trade, net of allowance for doubtful accounts of
    $493 and $616 at March 28, 2009 and
    January 3, 2009, respectively                      13,118   14,040
   Trade - affiliates                                     346      331
   Other                                                   42      245
                                                      -------  -------
    Total receivables                                  13,506   14,616
  Income tax refund                                       480    1,381
  Inventory, net                                        9,565   10,609
  Deferred tax assets                                     991      942
  Prepaid income taxes                                    974       --
  Prepaid and other current assets                      1,641    1,386
                                                      -------  -------
 Total Current Assets                                  29,388   29,261
  Property, plant and equipment:
   Leasehold improvements                                 758      758
   In-service equipment                                25,382   24,634
   Machinery, vehicles, and equipment                  11,618   11,492
   Construction in progress                               723      427
                                                      -------  -------
                                                       38,481   37,311
   Less: accumulated depreciation                     (17,216) (16,433)
                                                      -------  -------
    Net property, plant and equipment                  21,265   20,878
  Software and intangible assets, net of accumulated
   amortization of $1,616 and $1,524 at March 28, 2009
   and January 3, 2009, respectively                    1,822    1,877
                                                      -------  -------
 Total Assets                                         $52,475  $52,016
                                                      =======  =======

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
  Accounts payable                                    $ 5,969  $ 5,227
  Accounts payable - affiliates                           256      534
  Accrued salaries, wages, and benefits                 1,622    1,920
  Taxes payable                                           891      978
  Accrued workers compensation                            645      526
  Other accrued expenses                                  752      876
                                                      -------  -------
 Total Current Liabilities                             10,135   10,061
  Note payable - bank                                      --       20
  Deferred tax liabilities                                529      379
                                                      -------  -------
 Total Liabilities                                     10,664   10,460

 Commitments and contingencies

 STOCKHOLDERS' EQUITY:

 Common stock - 15,000,000 shares authorized
  at $0.01 par value, 10,685,006 and 10,680,609
  shares issued and outstanding at March 28, 2009
  and January 3, 2009, respectively                       107      107
 Additional paid-in capital                            42,798   42,643
 Accumulated deficit                                   (1,094)  (1,194)
                                                      -------  -------
 Total Stockholders' Equity                            41,811   41,556
                                                      -------  -------
 Total Liabilities and Stockholders' Equity           $52,475  $52,016
                                                      =======  =======

                      Heritage-Crystal Clean, Inc.
                  Consolidated Statements of Operations
                 (In Thousands, Except per Share Amounts)
                               (Unaudited)

                                                    First Quarter Ended,
                                                    March 28, March 22,
                                                       2009      2008
                                                     -------   -------

 Sales                                               $23,756   $22,997
 Cost of sales                                         7,497     6,285
                                                     -------   -------
  Gross profit                                        16,259    16,712
                                                     -------   -------
 Operating costs                                      12,239    11,516
 Selling, general, and administrative expenses         3,852     6,631
                                                     -------   -------
  Operating income (loss)                                168    (1,435)
 Interest expense - net                                   --       353
                                                     -------   -------
 Income (loss) before income taxes                       168    (1,788)
 Provision for income taxes                               68       980
                                                     -------   -------
 Net income (loss)                                       100    (2,768)
 Preferred return                                         --       339
                                                     -------   -------
 Net income (loss) available to common stockholders  $   100   $(3,107)
                                                     =======   =======

 Net income (loss) per share available to common
  stockholders: basic                                $  0.01   $ (0.41)
 Net income (loss) per share available to common
  stockholders: diluted                              $  0.01   $ (0.41)
                                                     =======   =======

 Number of weighted average common shares
  outstanding: basic                                  10,685     7,620
 Number of weighted average common shares
  outstanding: diluted                                10,754     7,620
                                                     =======   =======

 Pro forma data:
 Net income (loss)                                   $   100   $(2,768)
 Pro forma provision for income taxes                     --       497
 Return on preferred and mandatorily redeemable
  capital units                                           --       372
                                                     -------   -------
 Pro forma net income (loss) available to common
  stockholders                                       $   100   $(3,637)
                                                     =======   =======

 Pro forma net income (loss) per share: basic        $  0.01   $ (0.48)
 Pro forma net income (loss) per share: diluted      $  0.01   $ (0.48)
                                                     =======   =======

                       Heritage-Crystal Clean, Inc.

    Reconciliation of our Net Income (Loss) Determined in Accordance
      with GAAP to Earnings Before Interest, Taxes, Depreciation &
                            Amortization (EBITDA)
                                 (Unaudited)

                                               First Quarter Ended,
                                              (Dollars in thousands)
                                            March 28,         March 22,
                                              2009               2008
                                             -------           -------

 Net income (loss)                           $   100           $(2,768)

  Interest expense - net                          --               353

  Provision for income taxes                      68               980

  Depreciation and amortization                  877               776
                                             -------           -------
 EBITDA(a)                                   $ 1,045           $  (659)
                                             =======           =======

 (a) EBITDA represents net income before income tax expense, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses
     EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do.
     EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income prepared in
     accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a
     substitute for analysis of our results as reported under GAAP.
     Some of these limitations are:

     *  EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual
        commitments;

     *  EBITDA does not reflect interest expense or the cash
        requirements necessary to service interest or principal
        payments on our debt;

     *  EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

     *  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

     *  We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only as a supplement.

CONTACT: Heritage-Crystal Clean, Inc.
         Greg Ray, Chief Financial Officer
          and VP Business Management
         (847) 836-5670